Exhibit	99.1

TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Bond-Backed Certificates, Series 1997-BellSouth-1 Trust
*CUSIP:	21987HAL9	Class	A-1
	2198HAM7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, The Bank of New York, as Trustee, submits the following cash basis statement for the period ending
April 23, 2007.

INTEREST ACCOUNT

Balance as of JANUARY 16, 2007.....	$0.00
Scheduled Income received on securities.....	$0.00
Unscheduled Income received on securities.....	$0.00

LESS:
	Distribution to Class A-1 Holders.....	-$0.00
	Distribution to Class A-2 Holders.....	-$0.00
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.00
Balance as of APRIL 23, 2007.....		$0.00

PRINCIPAL ACCOUNT

Balance as of JANUARY 16, 2007.....	$0.00
Scheduled Principal received on securities.....	$0.00
4/23/2007 - Cash liquidation proceeds received on sale of $17,250,000 principal amount of securities at price $104.880 per $100 plus accrued interest for distribution to Class A-1 and A-2 Holders.....	$18,426,143.33

LESS:

4/23/2007 - Distribution in-kind of $7,962,000 principal amount of securities to Class A-1 Holders of $8,446,867 Class A-1 Principal Amount.....
4/23/2007 – Distribution in-kind of $24,788,000 principal amount of securities to Class A-2 Holders of $50,000,000 Class A-2 Principal Amount ....
		-$0.00 -$0.00
	4/23/2007 - Distribution of cash liquidation proceeds to Class A-1 Holders of $18,297,364 Class A-1 Principal Amount.....	-$18,424,750.07
	4/23/2007 - Distribution of cash in lieu of fractional securities to certain Class A-1 and Class A-2 Holders.....	-$1,393.26
Balance as of April 23, 2007.....		$0.00

UNDERLYING SECURITIES HELD AS OF April 23, 2007

Principal Amount	Title of Security
$0	BELLSOUTH CAP FDG CORP 7.12% Debentures due July 15, 2097
*CUSIP: 079857AF5

Effective with the completion of the distributions described above, the Class A-1 Certificates and the Class A-2 Certificates, along with the related Call Warrants, are null and void and the Corporate Bond-Backed Certificates, Series 1997-BellSouth-1 Trust is terminated.

The Bank of New York, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.